UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014 (March 21, 2014)

NV5 Holdings, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35849	45-3458017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Park Road, Suite 350 Hollywood, Florida		33021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 495-2112

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (Amendment No. 1) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by NV5 Holdings, Inc. (the “Company”) on March 26, 2014 (the “Original 8-K”) announcing the completion on March 21, 2014 of the acquisition (the “Acquisition”) contemplated by the Membership Interest Purchase Agreement, dated March 21, 2014, by and among the Company, AK Environmental, LLC, a North Carolina limited liability company (“AK Environmental”), and Amy B. Gonzales and Kelly S. Caldwell, the sole members of AK Environmental.

In the Original 8-K, the Company indicated that it would file the historical and pro forma financial information required under Item 9.01 with respect to the Acquisition within 71 days of the due date of the Original 8-K, as permitted by the SEC rules.  The Company is now filing this Amendment No. 1 to include the required financial statements and pro forma financial information as a result of the completion of the Acquisition.

Item 9.01     Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited historical financial statements of AK Environmental for the year ended December 31, 2013 are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements of the Company for the year ended December 31, 2013, giving effect to the Acquisition, are filed herewith as Exhibit 99.2 and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of McGladrey LLP.

99.1	The audited historical financial statements of AK Environmental for the year ended December 31, 2013.

99.2	The unaudited pro forma combined financial statements of the Company for the year ended December 31, 2013, giving effect to the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2014	NV5 HOLDINGS, INC.

	By:	/s/ Michael P. Rama
		Name:	Michael P. Rama
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of McGladrey LLP.

99.1	The audited historical financial statements of AK Environmental for the year ended December 31, 2013.

99.2	The unaudited pro forma combined financial statements of the Company for the year ended December 31, 2013, giving effect to the Acquisition.